As filed with the Securities and Exchange Commission on January 26th, 2015 - Registration No. 333-________

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HERMAN MILLER, INC.
(Exact name of registrant as specified in its charter)

Michigan	38-0837640
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
855 East Main Avenue, Zeeland, Michigan	49464
(Address of Principal Executive Offices)	(Zip Code)

Herman Miller, Inc. 2011 Long-Term Incentive Plan
(Full Title of the Plan)

H. Timothy Lopez, 855 East Main Avenue, Zeeland, Michigan 49464 (616) 654-3000
(Name, address, and telephone number, including area code, of agent for service)

Copies of Communications to:
Michael G. Wooldridge
Varnum LLP
333 Bridge Street, N.W., P.O. Box 352
Grand Rapids, Michigan 49501-0352
(616) 336-6000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock ($.20 par value)	2,509,751 Shares (1)	$ 27.95 (2)	$ 70,147,540.45 (2)	$ 8,151.14 (3)

(1)
This Registration Statement covers 2,509,751 additional shares of common stock, par value $0.20 per share, of Herman Miller, Inc. (the “Registrant” or the “Corporation”) available for issuance pursuant to awards under the Corporation’s 2011 Long-Term Incentive Plan (the “Plan”). This Registration Statement also covers any additional shares of common stock of the Registrant that become issuable pursuant to awards by reason of any stock dividend, stock split, recapitalization or other similar transaction that results in an increase in the number of the outstanding shares of common stock of the Registrant.

(2)
For the purpose of computing the registration fee only, the price shown is based upon the price of $ 27.95 per share, the average of the high and low prices for the common stock of the Corporation in the NASDAQ National Market System on January 21, 2015, in accordance with Rule 457(h).

(3)
Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the registration of additional securities for the Plan. A Registration Statement on Form S-8 has been filed previously on January 23, 2012 covering 3,000,000 shares of common stock reserved for issuance pursuant to awards under the Plan.

EXPLANATORY NOTE

Incorporation by Reference. This Registration Statement is filed pursuant to General Instruction E to Form S-8. The contents of the Registration Statement on Form S-8, file no. 333-179138, filed by the Registrant on January 23, 2012 are incorporated herein by reference and made a part hereof.
Registration of Additional Shares of Common Stock Under the Plan. This Registration Statement on Form S-8 is filed by the Registrant to register an additional 2,509,751 shares of common stock, par value $0.20 per share, of Herman Miller Inc., which may be awarded under the 2011 Long-Term Incentive Plan pursuant to an amendment of such plan authorized by the stockholders of the Registrant on October 6, 2014.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.
The contents of the Registration Statement on Form S-8, file no. 333-179138, previously filed with the Securities and Exchange Commission (the “Commission”) on January 23, 2012, by Herman Miller, Inc., a Michigan corporation (the “Corporation” or the “Registrant”), are incorporated herein by reference. In addition, the following new documents filed with the Commission by the Corporation are incorporated herein by reference:

(a)	the Corporation’s Annual Report on Form 10-K for the fiscal year ended May 31, 2014, filed with the Commission on July 29, 2014;

(b)	the Corporation’s Quarterly Reports on Form 10-Q for the quarters ended August 30, 2014 and November 29, 2014, filed with the Commission on October 8, 2014 and January 7, 2015;

(c)	the Current Reports on Form 8-K, filed with the Commission on June 25, 2014, July 17, 2014, July 18, 2014, July 22, 2014, July 31, 2014, September 17, 2014, and October 9, 2014; and

(d)
the description of the Corporation's common stock contained in the Corporation's registration statement filed pursuant to Section 12 of the Exchange Act, including any subsequent amendments or reports filed for the purpose of updating such description.

All other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

Item 8.	Exhibits

Exhibit No.	Description

Exhibit 5.1	Opinion and consent of Varnum LLP*

Exhibit 10.1	2011 Long-Term Incentive Plan, as amended, incorporated by reference to Appendix I of the Registrant's Definitive Proxy Statement on Schedule 14A, filed with the Commission on August 26, 2014.

Exhibit 23.1	Consent of Independent Registered Accounting Firm*

Exhibit 23.2	Consent of Varnum LLP (included in Exhibit 5.1)*

Exhibit 24.1	Power of Attorney (included on signature page of this Form S-8)*
*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Zeeland, State of Michigan, on the 22nd day of January, 2015.

HERMAN MILLER, INC.

By /s/ Brian C. Walker
Brian C. Walker, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brian C. Walker and Gregory J. Bylsma, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

DATE	SIGNATURE	TITLE

January 22, 2015	/s/ Brian C. Walker	President, Chief Executive Officer and Director (Principal Executive Officer)
Brian C. Walker

January 22, 2015	/s/ Gregory J. Bylsma	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Gregory J. Bylsma

January 22, 2015	/s/ Michael A. Volkema	Director (Chairman)
Michael A. Volkema

January 22, 2015	/s/ Mary Vermeer Andringa	Director
Mary Vermeer Andringa

January 22, 2015	/s/ David A. Brandon	Director
David A. Brandon

January 22, 2015	/s/ J. Barry Griswell	Director
J. Barry Griswell

January 22, 2015	/s/ Lisa A. Kro	Director
Lisa A. Kro

January 22, 2015	/s/ John R. Hoke, III	Director
John R. Hoke, III

January 22, 2015	/s/ Douglas D. French	Director
Douglas D. French

January 22, 2015	/s/ Heidi Manheimer	Director
Heidi Manheimer

January 22, 2015	/s/ Dorothy A. Terrell	Director
Dorothy A. Terrell

January 22, 2015	/s/ David O. Ulrich	Director
David O. Ulrich

EXHIBIT INDEX

The following exhibits are filed as a part of the Registration Statement pursuant to Item 8:

Exhibit No.	Description	Page

Exhibit 5.1	Opinion and consent of Varnum LLP*	6

Exhibit 10.1	2011 Long-Term Incentive Plan, incorporated by reference to the Registrant's Definitive Proxy Statement on Schedule 14A, filed with the Commission on August 26, 2014.	-----

Exhibit 23.1	Consent of Independent Registered Accounting Firm*	7

Exhibit 23.2	Consent of Varnum LLP (included in Exhibit 5.1)*	6

Exhibit 24.1	Power of Attorney (included on signature page of this Form S-8)*	3

*Filed herewith.

EXHIBIT 5.1

January 26, 2015

Herman Miller, Inc.
855 East Main Avenue
Zeeland, MI 49464

Re:    Registration Statement on Form S-8 Relating to the Herman Miller, Inc. 2011
Long-Term Incentive Plan, as amended (the "Plan")

Ladies and Gentlemen:

With respect to the Registration Statement on Form S-8 (the "Registration Statement") filed or to be filed by Herman Miller, Inc., a Michigan corporation (the "Company"), with the Securities and Exchange Commission on or about the date of this letter for the purpose of registering under the Securities Act of 1933, as amended, 2,509,751 shares of the Company's common stock, $0.20 par value, for issuance pursuant to the Plan, we have examined such documents and questions of law we consider necessary or appropriate for the purpose of giving this opinion. On the basis of such evaluation, we advise you that in our opinion the 2,509,751 shares covered by the Registration Statement, when issued pursuant to the Plan, and upon delivery of such shares and payment therefor in accordance with the terms stated in the Plan and the Registration Statement, will be duly and legally authorized, issued, and outstanding, and will be fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or under the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Michael G. Wooldridge
Varnum
Michael G. Wooldridge

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Herman Miller, Inc. 2011 Long-Term Incentive Plan of our reports dated July 29, 2014, with respect to the consolidated financial statements and schedule of Herman Miller, Inc. and the effectiveness of internal control over financial reporting of Herman Miller, Inc. included in its Annual Report (Form 10-K) for the year ended May 31, 2014, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Ernst & Young LLP

Grand Rapids, Michigan
January 26, 2014